SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549

                               FORM 8-K


                       Current Report Pursuant
                     to Section 13 or 15 (d) of
              the Securities and Exchange Act of 1934

                  Date of Report:  August 28, 1997



                         MOSCOM Corporation
        (Exact name of registrant as specified in its charter)

                               DELAWARE
           (State or Other Jurisdiction of Incorporation)

          0-13898             		         16-1192368
   (Commission File No.)                 (IRS Employer Identification
                                                     Number)


                  3750 Monroe Avenue, Pittsford, NY
               (Address of principal executive offices)

                                 14534
                              (Zip Code)

                            (716)381-6000
           (Registrants telephone number, including area code)

Item 5 Other Events


On August 19, 1997 Moscom Corporation announced that it had reached a definitive agreement with Albert J. Montevecchio, its founder and former President, CEO, and Chairman of the Board, regarding his retirement compensation. The agreement was signed on August 19 effective August 1, 1997. To reflect Mr. Montevecchios early retirement, the Company recorded a charge of $510,000 in the second quarter ended June 30, 1997, accelerating charges that would otherwise have accrued until his planned retirement in 2001 at age 65.

As part of the agreement, effective immediately Mr. Montevecchio has resigned all positions as an officer, director, and employee of the Company.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized in Pittsford, New York on August 28, 1997.

                           MOSCOM CORPORATION



______________________________
David G. Mazzella
President & CEO





______________________________
Ronald C. Lundy
Treasurer
(Chief Accounting Officer)